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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-1 of our reports dated January 21, 2000 relating to the financial statements and financial statement schedule, which appear in the Noosh, Inc. Annual Report on Form S-1 for the year ended December 31, 1999. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

San Jose, California

February 8, 2000